Exhibit 99.1

News Release
RAMBUS REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

•	Second quarter revenue and billings in line with expectations; GAAP revenue of $58.3 million, with royalty revenue of $27.1 million and licensing billings of $64.9 million

•	$38.7 million in cash provided by operating activities

•	Executing on our strategic semiconductor portfolio refocus with agreement to sell Payments and Ticketing business to Visa, and agreement to acquire digital controller IP provider, Northwest Logic

•	Record quarterly revenue for both IP Cores and Server DIMM Chipset businesses

SUNNYVALE, Calif. - July 29, 2019 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the second quarter ended June 30, 2019. Total revenue for the second quarter was in line with expectations at $58.3 million, with royalty revenue of $27.1 million and licensing billings of $64.9 million. The company also generated $38.7 million in cash provided by operating activities.

“Rambus made great progress toward our strategic vision to refocus on our core strengths in semiconductor, optimize for operational efficiency, and reinvest for growth,” said Luc Seraphin, chief executive officer of Rambus. “Propelled by strong operational execution and gains in market share, we delivered a solid second quarter.”

Business Review

Rambus took several significant steps in support of our strategic vision this quarter. The first was an agreement to sell our Payments and Ticketing business to Visa, simplifying our portfolio and redefining our perimeter to focus on the semiconductor market. Following that, we announced an agreement to acquire Northwest Logic to augment our interface IP offerings with best-in-class digital controllers, amplifying our market and technology position through new investments in our core focus area. In addition to these strategic steps, Rambus business units continued to deliver organic growth with overall product revenue for server DIMM chips and silicon IP, including IP Cores and Cryptography, increasing quarter over quarter.

Revenue was up significantly for our Server DIMM Chipset business, despite declines in the overall memory market, and the business is on track for 50% growth on the year as a whole. This growth continues to be driven by increased OEM and data center qualifications, leading to steady gains in our DDR4 buffer chip market share. In addition to the gains in DDR4, we remain well positioned as the first-mover for next-generation DDR5 server DIMM chips, shipping samples at the top-end speeds for both the RCD and DB chips.

Our high-speed IP Cores business delivered record revenue for the second consecutive quarter and remains on a trajectory of approximately 50% compounded annual growth rate. We announced the addition of our 112G SerDes PHY for 400G and 800G networking, a GDDR6 win at Achronix and continue to close new Tier 1 SoC design wins for data center, networking and artificial intelligence. In line with our strategy of investing in our focus areas, we have signed an agreement to acquire the digital controller company, Northwest Logic, and will be integrating their offerings and design team into our IP Cores business. As a market leader in memory, PCIe and MIPI digital controllers, Northwest Logic will expand our solutions by creating a complementary product portfolio of PHYs and controllers for data center, AI, communications and automotive.

The Cryptography business is delivering on an application-driven product roadmap with the launch of the expanded family of CryptoManager Root of Trust secure processor cores. The family now includes a comprehensive suite of configurations, tailored for artificial intelligence, data center, automotive and government, making the cores readily available to the market and easy to integrate for our customers. Focused on creating the most resilient and deployable embedded security on market, our simplified go-to-market strategy to deliver secure silicon IP and provisioning solutions to our customers is gaining traction with our first security win in artificial intelligence (AI) at a leading provider of AI accelerators.

Quarterly Financial Review - GAAP	Three Months Ended June 30,
(In millions, except for percentages and per share amounts)	2019	2018
Revenue
Royalties	$27.1	$30.1
Product revenue	16.0	8.1
Contract and other revenue	15.2	18.3
Total revenue	$58.3	$56.5
Total operating costs and expenses	$95.3	$76.4
Operating loss	$(37.0)	$(19.9)
Operating margin	(64)%	(35)%
Net loss	$(37.0)	$(15.4)
Diluted net loss per share	$(0.33)	$(0.14)

Licensing billings (1)	$64.9	$73.2

Net cash provided by operating activities	$38.7	$3.6

(1)	Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences.

Quarterly Financial Review - Non-GAAP (1)	Three Months Ended June 30,
(In millions, except for percentages and per share amounts)	2019	2018
Revenue
Royalties	$27.1	$30.1
Product revenue	16.0	8.1
Contract and other revenue	15.2	18.3
Total revenue	$58.3	$56.5
Total operating costs and expenses	$64.1	$66.8
Operating loss	$(5.8)	$(10.3)
Operating margin	(10)%	(18)%
Net income (loss)	$0.2	$(3.1)
Diluted net income (loss) per share	$0.00	$(0.03)

(1)
See “Supplemental Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of Other GAAP to Non-GAAP Items” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

Revenue for the quarter was $58.3 million, with royalty revenue of $27.1 million and licensing billings of $64.9 million, in line with expectations. We had GAAP total operating costs and expenses of $95.3 million, above the high end of our expectations, primarily related to charges associated with our agreement to sell our payments and ticketing business. We also had non-GAAP total operating costs and expenses of $64.1 million, below our expectations due to our cost containment actions. We had GAAP and non-GAAP diluted net income (loss) per share of ($0.33) and $0.00, respectively. Our basic share count was 110.9 million shares and our diluted share count would have been 112.5 million shares.

Cash, cash equivalents, and marketable securities as of June 30, 2019 were $337.7 million, an increase of $31.8 million from March 31, 2019, mainly due to $38.7 million in cash provided by operating activities. Cash provided by operating activities for the six months ended June 30, 2019 was $67.5 million, an increase of $47.1 million from the same period in the prior year.

2019 Third Quarter Outlook

The Company will discuss revenue guidance for the third quarter of 2019 during its upcoming conference call. The following table sets forth third quarter outlook for other measures, and excludes our Payments and Ticketing business.

(In millions)	GAAP	Non-GAAP (1)
Total operating costs and expenses	$70 - $66	$58 - $54
Interest and other income (expense), net	$4	$1
Diluted share count	113	113

(1)	See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below.

For the third quarter of 2019, the Company expects operating costs and expenses to be between $70 million and $66 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $58 million and $54 million. These expectations also assume non-GAAP interest and other income (expense), net, of $1 million, tax rate of 24% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 113 million, and exclude stock-based compensation expense ($7 million), amortization expense ($5 million), non-cash interest expense on convertible notes ($2 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($5 million).

Conference Call:

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 3471916.

Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating margin, operating income (loss), net income (loss), and diluted net income (loss) per share. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related costs and retention bonus expense, amortization expenses, impairment of assets held for sale, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current period’s portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Impairment of assets held for sale. These charges consist of non-cash charges to assets held for sale and are excluded because such charges are non-recurring and do not reduce the Company’s liquidity.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2019 and 2018, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.

Escrow settlement refund. The Company received a refund from an escrow settlement related to a prior acquisition. The Company excludes these items because these receipts are not reflective of ongoing operating results. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Dedicated to making data faster and safer, Rambus creates innovative hardware, software and services that drive technology advancements from the data center to the mobile edge. Our architecture licenses, IP cores, chips, software and services span memory and interfaces, security and emerging technologies to positively impact the modern world. We collaborate with the industry, partnering with leading chip and system designers, foundries and service providers. Integrated into tens of billions of devices and systems, our products power and secure diverse applications, including Big Data, Internet of Things (IoT) security, mobile payments and smart ticketing. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding product and service offerings, the expected benefits of our merger, acquisition and divestiture activity, future profit and growth, and financial guidance for the third quarter of 2019, including operating costs and expenses, and estimated, fixed, long-term projected tax rates, both on a GAAP and non-GAAP basis as appropriate. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$114,186	$115,924
Marketable securities	223,532	161,840
Accounts receivable	28,225	50,863
Unbilled receivables	177,897	176,613
Inventories	9,326	6,772
Assets held for sale	78,388	—
Prepaids and other current assets	9,350	15,738
Total current assets	640,904	527,750
Intangible assets, net	29,748	59,936
Goodwill	153,144	207,178
Property, plant and equipment, net	41,590	57,028
Operating lease right-of-use assets	16,081	—
Deferred tax assets	4,399	4,435
Unbilled receivables, long-term	419,532	497,003
Other assets	6,763	7,825
Total assets	$1,312,161	$1,361,155

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,794	$7,392
Accrued salaries and benefits	13,966	16,938
Deferred revenue	6,448	19,374
Income taxes payable, short-term	17,461	16,390
Operating lease liabilities	8,381	—
Liabilities held for sale	13,706	—
Other current liabilities	16,668	9,191
Total current liabilities	84,424	69,285
Long-term liabilities:
Convertible notes, long-term	145,314	141,934
Long-term imputed financing obligation	—	36,297
Long-term operating lease liabilities	9,548	—
Long-term income taxes payable	69,359	77,280
Other long-term liabilities	30,290	24,247
Total long-term liabilities	254,511	279,758
Total stockholders’ equity	973,226	1,012,112
Total liabilities and stockholders’ equity	$1,312,161	$1,361,155

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenue:
Royalties	$27,050	$30,049	$51,903	$51,423
Product revenue	16,031	8,087	24,995	15,400
Contract and other revenue	15,216	18,322	29,783	36,061
Total revenue	58,297	56,458	106,681	102,884
Operating costs and expenses:
Cost of product revenue (1)	6,310	4,199	10,737	8,556
Cost of contract and other revenue	6,717	11,089	13,488	23,211
Research and development (1)	37,890	37,696	78,509	77,813
Sales, general and administrative (1)	24,908	24,483	52,553	54,681
Restructuring charges (recoveries)	2,528	(1,022)	2,859	2,223
Impairment of assets held for sale	16,990	—	16,990	—
Total operating costs and expenses	95,343	76,445	175,136	166,484
Operating loss	(37,046)	(19,987)	(68,455)	(63,600)
Interest income and other income (expense), net	6,972	8,249	14,385	17,365
Interest expense	(2,534)	(4,634)	(4,805)	(9,055)
Interest and other income (expense), net	4,438	3,615	9,580	8,310
Loss before income taxes	(32,608)	(16,372)	(58,875)	(55,290)
Provision for (benefit from) income taxes	4,372	(1,015)	4,681	(4,244)
Net loss	$(36,980)	$(15,357)	$(63,556)	$(51,046)
Net loss per share:
Basic	$(0.33)	$(0.14)	$(0.58)	$(0.47)
Diluted	$(0.33)	$(0.14)	$(0.58)	$(0.47)
Weighted average shares used in per share calculation
Basic	110,875	107,737	110,287	108,542
Diluted	110,875	107,737	110,287	108,542
_________
(1) Total stock-based compensation expense for the three and six months ended June 30, 2019 and 2018 is presented as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of product revenue	$1	$2	$2	$5
Research and development	$3,058	$3,286	$6,268	$6,478
Sales, general and administrative	$4,021	$(1,400)	$7,999	$2,919

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2019	2018

Operating costs and expenses	$95,343	$76,445
Adjustments:
Stock-based compensation expense	(7,080)	(1,888)
Acquisition-related costs and retention bonus expense	—	(30)
Amortization expense	(4,921)	(8,738)
Restructuring charges (recoveries)	(2,528)	1,022
Impairment of assets held for sale	(16,990)	—
Escrow settlement refund	296	—
Non-GAAP operating costs and expenses	$64,120	$66,811

Operating loss	$(37,046)	$(19,987)
Adjustments:
Stock-based compensation expense	7,080	1,888
Acquisition-related costs and retention bonus expense	—	30
Amortization expense	4,921	8,738
Restructuring charges (recoveries)	2,528	(1,022)
Impairment of assets held for sale	16,990	—
Escrow settlement refund	(296)	—
Non-GAAP operating loss	$(5,823)	$(10,353)

Loss before income taxes	$(32,608)	$(16,372)
Adjustments:
Stock-based compensation expense	7,080	1,888
Acquisition-related costs and retention bonus expense	—	30
Amortization expense	4,921	8,738
Restructuring charges (recoveries)	2,528	(1,022)
Impairment of assets held for sale	16,990	—
Escrow settlement refund	(296)	—
Non-cash interest expense on convertible notes	1,702	2,717
Non-GAAP income (loss) before income taxes	$317	$(4,021)
GAAP provision for (benefit from) income taxes	4,372	(1,015)
Adjustment to GAAP provision for (benefit from) income taxes	(4,296)	50
Non-GAAP provision for (benefit from) income taxes	76	(965)
Non-GAAP net income (loss)	$241	$(3,056)

Non-GAAP basic net income (loss) per share	$0.00	$(0.03)
Non-GAAP diluted net income (loss) per share	$0.00	$(0.03)
Weighted average shares used in non-GAAP per share calculation:
Basic	110,875	107,737
Diluted	112,522	107,737

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended June 30,
	2019	2018
GAAP effective tax rate	(13)%	6%
Adjustment to GAAP effective tax rate	37%	18%
Non-GAAP effective tax rate	24%	24%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2019 and 2018, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning for future periods.

Rambus Inc.
Reconciliation of Other GAAP to Non-GAAP Items
(In thousands, except percentages)
(Unaudited)

	GAAP		Non-GAAP
	Three Months Ended June 30,		Three Months Ended June 30,
	2019	2018	2019	2018
Revenue (i)	$58,297	$56,458	$58,297	$56,458
Operating loss (ii)	(37,046)	(19,987)	(5,823)	(10,353)
Operating margin (ii/i)	(64)%	(35)%	(10)%	(18)%

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions)
(Unaudited)

2019 Third Quarter Outlook	Three Months Ended September 30, 2019
	Low	High

Forward-looking operating costs and expenses	$69.8	$65.8
Adjustments:
Stock-based compensation expense	(7.1)	(7.1)
Amortization expense	(4.9)	(4.9)
Forward-looking Non-GAAP operating costs and expenses	$57.8	$53.8

Forward-looking interest and other income (expense), net	$4.4	$4.4
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(5.3)	(5.3)
Non-cash interest expense on convertible notes	1.7	1.7
Forward-looking Non-GAAP interest and other income (expense), net	$0.8	$0.8